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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Post-effective Amendment #3 to the Registration Statement on Form SB-2 (File Number 333-115395) of Markland Technologies, Inc., of our report dated October 13, 2004 appearing in the Annual Report on Form 10-KSB/A of Markland Technologies, Inc. for the year ended June 30, 2004.



/s/ Wolf and Company
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Boston, Massachusetts
October 19, 2004